WYOMISSING, Pa.--(BUSINESS WIRE)--Oct. 18, 2006--Carpenter Technology Corporation (NYSE:CRS) announced today the appointment of Anne Stevens as Chairman, President and Chief Executive Officer, effective November 1, 2006. Ms. Stevens will succeed Robert J. Torcolini, who previously announced his retirement from the Company. He will be a special advisor to Ms. Stevens and the Board until January 1, 2007.

Ms. Stevens, 57, held management positions of increasing responsibility at Ford Motor Company during the past 16 years. She most recently served as Executive Vice President of Ford Motor Company and Chief Operating Officer of Ford in The Americas, with responsibility for Ford's North and South American product development, vehicle launch, manufacturing and material purchasing activities.

Mr. Torcolini commented, "Anne is a proven leader who brings extensive experience in the management of global operations, manufacturing facilities and new product development. Today Carpenter is in the best business and financial health in its 117-year history. Through the collective efforts of our employees, we have just completed another year of record sales and net income in fiscal 2006. Anne has the right combination of skills and experience to build on Carpenter's strengths to deliver profitable growth and long-term shareholder value."

Anne Stevens said, "I am excited to have the opportunity to lead Carpenter through its next stages of growth. Bob's tenure was marked by outstanding leadership and a culture of performance. I look forward to working with Carpenter's talented team, leveraging my experience to continue the excellent progress made in improving Carpenter's business fundamentals and to achieve strong global growth."

Ms. Stevens joined Ford in 1990 as a marketing specialist in the Plastics Products division in Dearborn, Michigan. Among her positions at the Company, she served as Group Vice President for business operations in Canada, Mexico and South America, where she grew market share while improving profitability. As Vice President of North American Vehicle Operations, she was responsible for nearly thirty plants in Canada, Mexico and the United States where she delivered record improvements in quality and productivity. She is a nationally recognized expert in operational excellence and lean manufacturing.

Before joining Ford, Ms. Stevens held engineering, manufacturing and marketing positions for over ten years at Exxon Corporation. She earned a B.S. in Mechanical and Materials Engineering from Drexel University and did post graduate work at Rutgers University. She also received an honorary Ph.D. in Communication Sciences from Central Michigan University.

Ms. Stevens is a member of the Board of Directors of Lockheed Martin since 2002. She is a member of the National Academy of Engineering and received a distinguished service citation from the Automotive Hall of Fame. She has been named four times to Fortune magazine's list of "50 Most Powerful Women in Business" and was named by Automotive News as a 2005 "Leading Woman in the North American Automotive Industry."

Carpenter Technology, based in Wyomissing, PA, produces and distributes specialty alloys, including stainless steels, titanium alloys and superalloys, and various engineered products. Information about Carpenter Technology can be found on the Internet at www.cartech.com.

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter's filings with the Securities and Exchange Commission including its annual report on Form 10-K for the year ended June 30, 2006, and the exhibits attached to those filings. They include but are not limited to: 1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, industrial, automotive, consumer, medical, and energy including power generation, or other influences on Carpenter's business such as new competitors, the consolidation of customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; 2) the ability of Carpenter to achieve cost savings, productivity improvements or process changes; 3) the ability to recoup increases in the cost of energy and raw materials or other factors; 4) domestic and foreign excess manufacturing capacity for certain metals; 5) fluctuations in currency exchange rates; 6) the degree of success of government trade actions; 7) the valuation of the assets and liabilities in Carpenter's pension trusts and the accounting for pension plans; 8) possible labor disputes or work stoppages; 9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; and 10) the ability to successfully acquire and integrate acquisitions. Any of these factors could have an adverse and/or fluctuating effect on Carpenter's results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.

CONTACT: Carpenter Technology Corporation

Jaime Vasquez, 610-208-2165

jvasquez@cartech.com

SOURCE: Carpenter Technology Corporation

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